Exhibit 99.4

Nocopi Technologies Names Matthew Winger as Executive Vice President of Corporate Development

King of Prussia, PA, September 30, 2022 - Nocopi Technologies, Inc. (OTC Pink: “NNUP” or “NNUPD”), a developer of specialty reactive inks, a developer of specialty reactive inks, announced today that Matthew Winger will join the company as Executive Vice President of Corporate Development effective October 1, 2022. Winger will continue to serve as a member of the Board of Directors of Nocopi Technologies.

“Nocopi Technologies is at an important juncture in its history. I could not be more thrilled to join the team at this moment," said Winger. "I look forward to further contributing to Nocopi in this capacity."

Winger has extensive public and private market investing experience across a broad range of industries. His background will be helpful in Nocopi’s business development initiatives, financial planning, and other strategic activities. In this newly created position, Winger will focus on driving growth initiatives that include strategic partnerships, mergers and acquisitions, and other expansion opportunities.

“As we look to accelerate our growth, Matthew will help expand our business with our customer-centric innovation across both organic and inorganic growth platforms” said Michael Feinstein, Chairman and President of Nocopi Technologies. “Matthew’s fifteen plus years of financial analysis and investing experience are a perfect fit with our strategic priorities as we continue building long-term shareholder value.”

Winger has served as Director of Investments at M2A Family Office (“M2A”) evaluating investments and advising in the operations and management of M2A’s portfolio investments. Earlier in his career, Winger was a Senior Research Analyst at Fairholme Capital Management, where he focused on identifying, evaluating, and monitoring value-oriented investments. Prior to this, Winger held various investing and finance roles at TIAA-CREF, Loeb Partners and Countrywide Commercial Real Estate Finance.

Winger earned a Bachelor of Science degree from the Kelley School of Business at Indiana University and an M.B.A. from New York University's Stern School of Business. He is a CFA Charterholder and a member of the CFA Society Miami, as well as a volunteer with Big Brothers Big Sisters of Miami.

About Nocopi Technologies (www.nocopi.com)

Nocopi develops and markets specialty reactive inks for unique, mess-free applications in the entertainment, toy and educational product markets. Nocopi also develops and markets document and product authentication technologies designed to combat fraudulent document reproduction, product counterfeiting and/or unauthorized product diversion. Nocopi derives revenue from technology licensing agreements as well as from the sale of its proprietary inks and other products to licensees and/or their licensed printers. Nocopi’s products and systems include trade secrets as well as patented technologies.

Safe Harbor for Forward-Looking Statements

This release may contain projections and other "forward-looking statements" relating to Nocopi’s business, that are often identified by the use of "believes," "expects" or similar expressions. Forward-looking statements involve a number of estimates, assumptions, risks and uncertainties that may cause actual results to differ materially from those anticipated. Forward-looking statements may address uncertainties regarding customer preferences or demand for products incorporating Nocopi technology that underlie the company’s revenue expectations, the company’s ability to develop new products and new product applications, the financial condition of customers and the timeliness of their payments, the impact of fluctuations in currencies, global trade and shipping markets, etc. Actual results could differ from those projected due to numerous factors and uncertainties, and Nocopi can give no assurance that such statements will prove to be correct nor that Nocopi’s actual results of operations, financial condition and performance will not differ materially from those reflected or implied by its forward-looking statements. Investors should refer to the risk factors outlined in Nocopi’s Form 10-K and other SEC reports available at www.sec.gov. Forward-looking statements are made as of the date of this news release; Nocopi assumes no obligation to update these statements.

Twitter – Investors: @NNUP_IR

Investor & Media Contacts

Chris Eddy or David Collins

Catalyst IR

212-924-9800

nnup@catalyst-ir.com